UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 29, 2015

INTERPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797

(Commission File Number)	(IRS Employer Identification No.)

4240 International Parkway, Suite 105, Carrollton, Texas	75007

(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2015, Interphase Corporation (the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is no longer in compliance with the minimum bid price of $1.00 per share requirement for continued listing on the NASDAQ Capital Market. The listing rules require listed securities to maintain a minimum bid price of $1.00 per share. Based upon the closing bid price during the 30 consecutive business day period from June 16, 2015 to July 28, 2015, the Company no longer met this requirement and was no longer in compliance with the NASDAQ’s continued listing requirements.

NASDAQ’s letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market. Rather, the listing rules provide the Company a compliance period of 180 calendar days in which to regain compliance.

If at any time during this 180 day period the closing bid price of the Company’s security is at least $1.00 for a minimum of ten consecutive business days, NASDAQ will provide the Company written confirmation of compliance and the matter will be closed.

In the event the Company does not regain compliance during the initial 180 day period, the Company may be eligible for an additional 180 day period to address the deficiency. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, NASDAQ will inform the Company that it has been granted an additional 180 calendar days. However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, NASDAQ will provide notice that the Company’s securities will be subject to delisting. If the Company wished to avoid delisting, it would then have an opportunity to request a hearing before a NASDAQ listing-qualifications panel, and the delisting process would be stayed pending the panel’s determination.

The Company is monitoring the price of its common stock and considering its options to address noncompliance with the listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Jennifer J. Kosharek
Date: August 4, 2015	Title:	Chief Financial Officer, Secretary
Vice President of Finance and Treasurer